UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2020

Evolution Petroleum Corporation
(Exact name of registrant as specified in its charter)

 001-32942
(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1155 Dairy Ashford Road, Suite 425, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)
(713) 935-0122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	EPM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.
On April 6, 2020, Evolution Petroleum Corporation (the “Company”) entered into NYMEX WTI oil swaps covering 1,400 barrels per day (or approximately 42,000 barrels per month), a substantial portion of the Company’s anticipated production, for the period April 2020 through December 2020, at a fixed swap price of $32.00 per barrel. In the future, the Company may add swaps or other derivative positions covering a variable portion of its anticipated future production during subsequent periods.
Derivative contracts, including swaps, are intended to mitigate commodity price volatility and achieve more predictable cash flows but they are not free from risk. Derivative contracts expose us to the risk of financial loss in some circumstances, including, but not limited to, if our production is less than the volume covered by the derivative contracts, if the counterparty defaults on its contractual obligations or if there is a change in the expected differential between the underlying price in the derivative contract and the actual price received. Derivative contracts will generally limit the benefit we would receive from increases in the prices for oil and natural gas liquids. Additionally, because we will recognize changes in the fair value of our derivative instruments in earnings, our earnings may fluctuate significantly from quarter to quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Dated: April 9, 2020	By:	/s/ DAVID JOE
	Name:	David Joe
	Title:	Senior Vice President and Chief Financial Officer and Treasurer

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